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                               TRUST AGREEMENT

                                    among

                              CONDEV NEVADA INC.,
                                 as Depositor


                        CHASE MANHATTAN BANK DELAWARE,
                               as Owner Trustee

                                      and

                        JAMES FREEMAN, as Administrator

                         DAVID HELM, as Administrator

                          Dated as of August 1, 1998


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

                               TABLE OF CONTENTS

                                                                       Page(s)

                             ARTICLE I
                             DEFINITIONS   . . . . . . . . . . . . . . . . . 1

     Section 1.1.   Capitalized Terms.  . . . . . . . . . . . . . . . . . .  1

                            ARTICLE II
                           ORGANIZATION  . . . . . . . . . . . . . . . . . . 4
     Section 2.1.   Name.   . . . . . . . . . . . . . . . . . . . . . . . .  4
     Section 2.2.   Office.   . . . . . . . . . . . . . . . . . . . . . . .  4
     Section 2.3.   Purposes and Powers.  . . . . . . . . . . . . . . . . .  4
     Section 2.4.   Maintenance of Separate Existence; Prohibited
                      Transactions.     . . . . . . . . . . . . . . . . . .  5
     Section 2.5.   Appointment of Owner Trustee.   . . . . . . . . . . . .  7
     Section 2.6.   Initial Capital Contribution of Owner Trust Estate.   .  7
     Section 2.7.   Declaration of Trust.   . . . . . . . . . . . . . . . .  7
     Section 2.8.   Title to Trust Property.  . . . . . . . . . . . . . . .  7
     Section 2.9.   Situs of Trust.   . . . . . . . . . . . . . . . . . . .  8
     Section 2.10.  Representations and Warranties of the Depositor.  . . .  8


                                   ARTICLE III

                              TRUST CERTIFICATES  . . . . . . . . . . . . .  9

     Section 3.1.   Initial Ownership.  . . . . . . . . . . . . . . . . . .  9
     Section 3.2.   The Trust Certificate   . . . . . . . . . . . . . . . .  9
     Section 3.3.   Authentication and Delivery of Trust Certificate  . . .  9
     Section 3.4.   Registration and Transfer of the Trust Certificate.   . 10
     Section 3.5.   Mutilated, Destroyed, Lost or Stolen Trust Certificate  10
     Section 3.6.   Persons Deemed Owners.  . . . . . . . . . . . . . . . . 10


                                  ARTICLE IV

                                 [RESERVED]  . . . . . . . . . . . . . . .  11


                                  ARTICLE V

                                  RESERVED]  . . . . . . . . . . . . . . .  11


                                  ARTICLE VI

                     AUTHORITY AND DUTIES OF OWNER TRUSTEE  . . . . . . . . 11

     Section 6.1.   General Authority   . . . . . . . . . . . . . . . . . . 11
     Section 6.2.   General Duties  . . . . . . . . . . . . . . . . . . . . 11
     Section 6.3.   No Duties Except as Specified in this Agreement   . . . 11
     Section 6.4.   No Action Except Under Specified Documents  . . . . . . 12
     Section 6.5.   Restrictions  . . . . . . . . . . . . . . . . . . . . . 12
     Section 6.6.   Delegation of Duties  . . . . . . . . . . . . . . . . . 12


                                  ARTICLE VII

                         CONCERNING THE OWNER TRUSTEE   . . . . . . . . . . 12

     Section 7.1.   Acceptance of Trusts and Duties   . . . . . . . . . . . 13
     Section 7.2.   Furnishing of Documents.  . . . . . . . . . . . . . . . 14
     Section 7.3.   Representations and Warranties  . . . . . . . . . . . . 14
     Section 7.4.   Reliance; Advice of Counsel   . . . . . . . . . . . . . 14
     Section 7.5.   Not Acting in Individual Capacity   . . . . . . . . . . 15
     Section 7.6.   Owner Trustee Not Liable for Trust Certificate or
                      Receivables   . . . . . . . . . . . . . . . . . . . . 15


                                   ARTICLE VIII

               COMPENSATION OF OWNER TRUSTEE AND ADMINISTRATORS   . . . . . 15


     Section 8.1.   Owner Trustee's and Administrators' Fees and Expenses   15
     Section 8.2.   Indemnification   . . . . . . . . . . . . . . . . . . . 16
     Section 8.3.   Payments to the Owner Trustee and the Administrators  . 16


                                   ARTICLE IX

                        TERMINATION OF TRUST AGREEMENT  . . . . . . . . . . 16

     Section 9.1.   Termination of Trust Agreement  . . . . . . . . . . . . 16


                                   ARTICLE X

            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES  . . . . 17

     Section 10.1.  Eligibility Requirements for Owner Trustee  . . . . . . 17
     Section 10.2.  Resignation or Removal of Owner Trustee   . . . . . . . 17
     Section 10.3.  Successor Owner Trustee   . . . . . . . . . . . . . . . 18
     Section 10.4.  Merger or Consolidation of Owner Trustee  . . . . . . . 18

     Section 10.5.  Appointment of Co-Trustee or Separate Trustee   . . . . 19


                                    ARTICLE XI

                                 MISCELLANEOUS  . . . . . . . . . . . . . . 20


     Section 11.1.  Supplements and Amendments  . . . . . . . . . . . . . . 20
     Section 11.2.  No Legal Title to Trust Estate in Owner   . . . . . . . 21
     Section 11.3.  Limitations on Rights of Others   . . . . . . . . . . . 21
     Section 11.4.  Notices   . . . . . . . . . . . . . . . . . . . . . . . 21
     Section 11.5.  Severability of Provisions  . . . . . . . . . . . . . . 21
     Section 11.6.  Counterparts  . . . . . . . . . . . . . . . . . . . . . 21
     Section 11.7.  Successors and Assigns  . . . . . . . . . . . . . . . . 21
     Section 11.8.  No Petition   . . . . . . . . . . . . . . . . . . . . . 21
     Section 11.9.  No Recourse   . . . . . . . . . . . . . . . . . . . . . 22
     Section 11.10. Certificate Nonassessable and Fully Paid   . . . . . .  22
     Section 11.11.  Headings   . . . . . . . . . . . . . . . . . . . . . . 22
     Section 11.12.  Governing Law  . . . . . . . . . . . . . . . . . . . . 22
     Section 11.13.  Nature of Beneficial Interest  . . . . . . . . . . . . 22


Exhibit A Certificate of Trust  . . . . . . . . . . . . . . . . . . . . .  A-1

Exhibit B Trust Certificate   . . . . . . . . . . . . . . . . . . . . . .  B-1

     This TRUST AGREEMENT, dated as of August 1, 1998, is between CONDEV NEVADA INC., a Nevada corporation (the "Depositor"), CHASE MANHATTAN BANK DELAWARE, a Delaware banking corporation, as owner trustee (the "Owner Trustee") James Freeman, as administrator, and David Helm, as administrator (each an "Administrator" and collectively, the "Administrators").

     WHEREAS, the parties hereto desire to create a Delaware business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. Section 3801, et. seq. (the "Business Trust Statute") named Dillard Asset Funding Company (the "Trust") and that this Trust Agreement constitute the governing instrument of such business trust; and

     WHEREAS, in connection herewith, the Depositor is willing to assume certain obligations pursuant hereto;

     NOW, THEREFORE, the parties hereto hereby agree as follows:



                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1. Capitalized Terms. Except as otherwise provided in this Agreement, whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Administrators" means James Freeman and David Helm, each in his capacity as administrator hereunder together with their respective successors.

     "Agreement" means this Trust Agreement, as the same may be amended and supplemented from time to time.

     "Basic Documents" means this Agreement, the Certificate of Trust, the Pooling and Servicing Agreement, the Certificate Purchase Agreement, the Receivables Purchase Agreements, any depository agreement to which the Trust is a party, the Asset Purchase Agreement, the Dillard's Master Credit Card Trust I Fee Letter, dated August 14, 1998 and the Dillard Asset Funding Company Certificate.

     "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

     "Certificate of Trust" means the Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute, substantially in the form of Exhibit A hereto.

     "Certificate Purchase Agreement" means the certificate purchase agreement, dated as of August 14, 1998 by and among Park Avenue Receivables Corporation, as purchaser, The Chase Manhattan Bank, as Funding Agent, the several financial institutions party thereto, the Trust, as transferor, and Dillard National Bank, as master servicer.

     "Certificate Register" mean the register maintained pursuant to Section
3.04.

     "Depositor" means Condev Nevada Inc. in its capacity as depositor hereunder, and its successors.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expenses" shall have the meaning assigned to such term in Section 8.02.

     "Indemnified Parties" shall have the meaning assigned to such term in
Section 8.02.

     "Owner" means the registered holder of the Trust Certificate.

     "Owner Trustee" means, initially, Chase Manhattan Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

     "Owner Trustee Corporate Trust Office" means the office of the Owner Trustee at which its corporate trust business shall be administered, which initially shall be Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration Department, with a copy to The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Structured Finance Services
(ABS), or such other office at such other address as the Owner Trustee may designate from time to time by notice to the Owner, the Master Servicer, and the Depositor.

     "Person" means a legal person, including any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of August 1, 1998, among the Trust, as Transferor, The Chase Manhattan Bank, as Trustee and Dillard National Bank, as Master Servicer, together with the VFC Series 1998 Supplement to the Pooling and Servicing Agreement, dated as of August 14, 1998, by and among the Trust, the Master Servicer and the Trustee, as the same may be amended or supplemented from time to time.

     "Receivables" means all Receivables now existing and hereafter arising and created under the Accounts, all monies due and to become due with respect thereto, including all Finance Charge Receivables, all proceeds of Receivables, all Insurance proceeds relating to such Receivables and any rights the trust may have in any Enhancement.

     "Receivables Purchase Agreements" means, collectively, (i) the DNB Receivables Purchase Agreement dated as of August 14, 1998 between Dillard National Bank and the Trust, (ii) the MSNB Receivables Purchase Agreement dated as of August 14, 1998 between Mercantile Stores National Bank and the Trust, (iii) the DIC Receivables Purchase Agreement dated as of August 14, 1998 between Dillard Investment Co., Inc. and the Trust and (iv) the MFI Receivables Purchase Agreement dated as of August 14, 1998 between Mersco Factors, Inc. and the Trust, as each of the foregoing may be amended from time to time.

     "Responsible Officer" means, with respect to the Owner Trustee, any officer within the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Secretary of State" means the Secretary of State of the State of Delaware.

     "Securities Act" means the Securities Act of 1933, as amended from time to time or any successor legislation.

     "Trust" means the trust established by this Agreement.

     "Trust Certificate" means the trust certificate evidencing the beneficial interest of the Owner in the Trust, substantially in the form of Exhibit B hereto.

     "Trust Estate" means all right, title and interest of the Trust in and to the property and rights acquired under the Receivables Purchase Agreements, all funds on deposit from time to time in the trust accounts and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Pooling and Servicing Agreement and the other Basic Documents.

     Section 1.2. Other Definitional Provisions. Capitalized terms used that are not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

     Section 1.03. Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation".

     Section 1.04. Section References. All section references, unless otherwise indicated, shall be to Sections in this Agreement.

     Section 1.05. Accounting Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

                                  ARTICLE II

                                 ORGANIZATION

     Section 2.1. Name. The Trust created hereby shall be known as "Dillard Asset Funding Company", in which name the Owner Trustee may conduct the activities of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     Section 2.2. Office. The office of the Trust shall be in care of the Owner Trustee at the Owner Trustee Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Owner and the Depositor.

     Section 2.3.   Purposes and Powers.

     (a) The sole purpose of the Trust is to conserve the Trust Estate and collect and disburse the periodic income therefrom for the use and benefit of the Owner, and in furtherance of such purpose to engage in the following activities:

          (i) to issue the Trust Certificate to the Owner pursuant to this Agreement;

          (ii) to purchase the Receivables, and to pay the organizational, start-up and transactional expenses of the Trust;

          (iii) to transfer the Receivables pursuant to the Pooling and Servicing Agreement and to hold, manage and distribute to the Owner the Trust Estate pursuant to this Agreement and the Pooling and Servicing Agreement;

          (iv) to enter into and perform its obligations under the Basic Documents to which the Trust is to be a party;

          (v) to engage in those activities, including entering into agreements, that are necessary to accomplish the foregoing or are incidental thereto or connected therewith; and

          (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Owner.

The Trust shall not engage in any activities other than in connection with the foregoing. Nothing contained herein shall be deemed to authorize the Owner Trustee, on behalf of the Trust, to engage in any business operations or any activities other than those set forth in this Section. Specifically, the Owner Trustee, on behalf of the Trust, shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Trust Estate or otherwise vary the assets held by the Trust except pursuant to the Basic Documents. Similarly, the Owner Trustee shall have no discretionary duties other than performing those acts set forth above necessary to accomplish the purpose of the Trust set forth in this Section.

     Section 2.4.   Maintenance of Separate Existence; Prohibited
Transactions.

     The Trust shall maintain operations separate and apart from those of the Depositor and its Affiliates. In furtherance of the maintenance of separate operations, and without limiting the foregoing sentence, the Trust shall act in accordance with the following:

          (a) The Trust shall act solely in its own name and shall not hold itself out as being an agent for or a division of the Depositor or any Affiliate thereof, and shall not represent to any third party that the credit or resources of the Depositor or any Affiliate thereof will be available to satisfy the liabilities or obligations of the Trust.

          (b) The business of the Trust shall be conducted only by the Owner Trustee and the duties and powers of the Administrators shall be ministerial, except as provided in this Agreement. Decisions with respect to the Trust's business and daily operations shall be independently made by the Owner Trustee or, except as expressly prohibited hereby, an Administrator, and will not be dictated by the Depositor or any Affiliate thereof.

          (c) The Trust shall observe all customary business trust formalities, including keeping books and records separate and apart from those of the Depositor and any Affiliate thereof and taking appropriate business trust actions at the appropriate times.

          (d) The existence of the Trust and the ownership of its assets shall be disclosed in a footnote to the financial statements of the Depositor. The assets of the Trust shall be separately identified and segregated and shall not be commingled with those of the Depositor. All of the Trust's assets shall at all times be held by or on behalf of the Trust, and if held on behalf of the Trust by another entity, shall at all times be kept identifiable (in accordance with customary usage) as assets owned by the Trust. In no event shall any of the Trust's assets be held on its behalf or otherwise by the Depositor or any Affiliate thereof, except pursuant to the Pooling and Servicing Agreement. The Trust shall maintain its own bank accounts, payroll and separate books of account.

          (e)  The Trust shall have its own office which shall be separate
and apart from the offices of the Depositor.   The Trust's office may be in
the same building from which the Depositor's operations are conducted, provided that there will be a separate formal office for the Trust with its name on the door and the Trust's rights to the space will be established pursuant to an appropriate lease or sublease or other arm's-length arrangement.

          (f) The Trust will have its own telephone number and letterhead, and communications by the Trust will be made on the Trust's letterhead and in no event will be made on the letterhead or stationery of the Depositor or any other Person.

          (g) The Depositor shall cause the Trust to be adequately capitalized in light of its business. The Trust shall have no funded indebtedness (other than as provided by the Basic Documents).

          (h) The Trust shall not invest in securities of, or make loans or advances to, the Depositor or any Affiliate thereof (other than as provided by the Basic Documents).

          (i) Any transaction between the Trust, on the one hand, and the Depositor or any Affiliate thereof, on the other hand, shall, except as provided by the Basic Documents, be conducted only on terms and conditions comparable to transactions on an arm's-length basis with unaffiliated persons and only with the prior approval of the Owner Trustee.

          (j) Investment guidelines and criteria shall be established by the Owner Trustee and the Administrators and shall require that investments for the account of the Trust be made directly by the Trust or by a broker engaged and paid by the Trust, in each case with the prior approval of the Owner Trustee, be carried by the Trust in its own name and in no event be made in securities or other obligations issued by the Depositor or any Affiliate thereof.

          (k) The Trust shall directly manage its own liabilities from its own funds, including paying its own operating expenses and reimbursing the Depositor or any Affiliate thereof, as the case may be, for any payroll expenses that are attributable to any Administrators of the Trust, and shall remit to the Depositor or any Affiliate thereof, as the case may be, its appropriate share of the costs of insurance and benefit plans maintained by the Depositor or any Affiliate thereof, that are attributable to any Administrators.

          (l) The Depositor and its Affiliates shall not guarantee any obligation of the Trust.

          (m) To the extent the Administrators of the Trust participate in insurance and benefit plans maintained by the Depositor or an Affiliate thereof, the Trust will pay an arm's-length fee to the Depositor or such Affiliate thereof, as the case may be, for services provided by the Administrators, which fee will be based, in part, upon the Trust's appropriate share of the costs of such plans.

          (n) The Trust shall not merge or consolidate with, or sell all or substantially all its assets to any Person except in accordance with the Basic Documents. Without limiting the generality of the foregoing, the Owner Trustee shall not delegate any decision with regard to any merger, consolidation, sale of assets, the filing by the Trust of a voluntary petition for bankruptcy or consenting to the filing of an involuntary petition for bankruptcy against the Trust.

          (o)  The Owner shall have no right;

               (i) to call for any partition or division of the property or assets of the Trust;

               (ii) to revoke or terminate the Trust;

              (iii) to vote or in any manner otherwise to control the administration, operation or management of the Trust or the obligations of the parties to this Agreement, including, without limitation, the right to vote with respect to the matters set forth in Section 3815 of the Business Trust Act; and

               (iv) to receive any regular distribution of the property or assets of the Trust or the income or proceeds thereof (other than as provided by the Pooling and Servicing Agreement and as approved by the Owner Trustee), except upon the dissolution of the Trust in accordance with Section 9.01.

     Section 2.5. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee hereby accepts such appointment, subject to the terms and conditions hereof.

     Section 2.6. Initial Capital Contribution of Owner Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1.00. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate. The Depositor may from time to time at its discretion sell, assign, transfer, convey and set over to the Owner Trustee, additional contributions to the capital of the Trust. The Trust shall maintain, or shall delegate to the Administrators to maintain, a separate deposit account into which any contributions pursuant to this Section shall be deposited.

     Section 2.7. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the sole purposes set forth in Section 2.03. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute for the sole purpose and to the extent necessary to accomplish the purpose of the Trust as set forth in Section 2.03.

     Section 2.8.   Title to Trust Property.   Legal title to the Trust
Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     Section 2.9. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Owner Trustee Corporate Trust Office as set forth in Section 2.02.

     Section 2.10.  Representations and Warranties of the Depositor.

     (a) The Depositor hereby represents and warrants to the Owner Trustee that:

          (i) The Depositor is duly organized and validly existing in good standing as a corporation organized and existing in good standing under the laws of the State of Nevada with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority and legal right to acquire and own the Receivables.

          (ii) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

          (iii) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Owner Trustee on behalf of the Trust as part of the Trust Estate and has duly authorized such sale and assignment and deposit with the Owner Trustee on behalf of the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

          (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in the breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of the properties of the Depositor pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (v) There are no proceedings or investigations pending, or to the Depositor's best knowledge threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, any of the other Basic Documents or the Trust Certificate, (B) seeking to prevent the issuance of the Trust Certificate or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Trust Certificate or (D) involving the Depositor and which might adversely affect the federal income tax or other federal, state or local tax attributes of the Trust Certificate.


                                  ARTICLE III

                              TRUST CERTIFICATES

     Section 3.1. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.06, the Depositor shall be the sole beneficiary of the Trust.

     Section 3.2. The Trust Certificate. The Trust Certificate shall be substantially in the form of Exhibit B hereto. The Trust Certificate shall be executed by the Owner Trustee on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. The Trust Certificate bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Owner Trustee shall be valid and binding obligations of the Trust, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Trust Certificate or did not hold such office at the date of such Trust Certificate. The Trust Certificate shall be dated the date of its authentication.

     Section 3.3. Authentication and Delivery of Trust Certificate. The Owner Trustee shall cause to be authenticated and delivered upon the order of the Depositor, in exchange for the Receivables and the other assets of the Trust, simultaneously with the sale, assignment and transfer to the Trust of the Receivables, and the constructive delivery to the Owner Trustee of the Receivables and the other assets of the Trust, the Trust Certificate. No Trust Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Trust Certificate a certificate of authentication substantially in the form set forth in the form of Trust Certificate attached hereto as Exhibit B, executed by the Owner Trustee or its authenticating agent, by manual signature, and such certificate upon any Trust Certificate shall be conclusive evidence, and the only evidence, that such Trust Certificate has been duly authenticated and delivered hereunder. Upon issuance, authentication and delivery pursuant to the terms hereof, the Trust Certificate will be entitled to the benefits of this Agreement. The Owner Trustee hereby appoints The Chase Manhattan Bank as an authenticating agent.

     Section 3.4.   Registration and Transfer of the Trust Certificate.

     (a) The Owner Trustee shall keep or cause The Chase Manhattan Bank to keep a Certificate Register, subject to such reasonable regulations as it may prescribe. The Certificate Register shall provide for the registration of the Trust Certificate. To the fullest extent permitted by applicable law, the Owner shall not be permitted to convey, sell, assign or otherwise transfer the Trust Certificate, or any interest therein or represented thereby, to any other Person except for a successor by merger to the Owner; provided, however, that the Owner may grant a security interest in its Trust Certificate to Dillard Investment Co., Inc. (the "Secured Party"). The Secured Party may exercise all of its rights under that certain Pledge Agreement, dated as of August 14, 1998, made by the Owner in favor of the Secured Party, including becoming the Owner of the Trust Certificate.

     (b) Subject to Section 3.04(a), the transfer of the Trust Certificate may be registered only upon the books kept for the registration and registration of transfer of the Trust Certificate upon surrender thereof to the Owner Trustee at the Corporate Trust Office together with an assignment duly executed by the registered owner or such owner's attorney or legal representative in such form as shall be satisfactory to the Owner Trustee. Upon any such registration of transfer the Owner Trustee shall execute and deliver in exchange for such Trust Certificate a new registered Trust Certificate, registered in the name of the transferee. The Owner Trustee may rely and shall be fully protected in relying upon any duly executed assignment and shall not be responsible for ascertaining whether the transfer complies with the requirements of any applicable state or federal law.

     Section 3.5. Mutilated, Destroyed, Lost or Stolen Trust Certificate. If (i) a mutilated Trust Certificate is surrendered to the Owner Trustee, or the Owner Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and (ii) there is delivered to the Owner Trustee and the Trust such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or its authenticating agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee may require the payment by the Owner of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Trust Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

     Section 3.6. Persons Deemed Owners. The Owner Trustee and any of its respective agents may treat the Person in whose name the Trust Certificate is registered as the owner of the Trust Certificate for the purpose of receiving any payment (if any) and for all other purposes whatsoever, and none of the Owner Trustee or any of its respective agents shall be affected by any notice to the contrary.


                                  ARTICLE IV
                                  [RESERVED]




                                   ARTICLE V
                                  [RESERVED]

                                  ARTICLE VI

                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

     Section 6.1. General Authority. The Owner Trustee is authorized and directed to execute and deliver on behalf of the Trust the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and subject to the provisions and limitations of Sections 2.03 and 2.04 hereof, any amendment or other agreement, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as any Administrator recommends with respect to the Basic Documents.

     Section 6.2. General Duties. Subject to the provisions and limitations of Sections 2.03 and 2.04, it shall be the duty of the Owner Trustee to discharge (or cause to be discharged through the Administrators or such agents as shall be appointed) all of its responsibilities and the duties and obligations of the Trust pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Owner, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrators have agreed hereunder to perform any act or to discharge any duty of the Owner Trustee or the Trust hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrators to carry out their obligations under
Section 6.06 hereof.

     Section 6.3. No Duties Except as Specified in this Agreement. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Estate.

     Section 6.4. No Action Except Under Specified Documents. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except in accordance with (i) the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement and (ii) the other Basic Documents.

     Section 6.5.   Restrictions.

          (a) The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or with
Section 2.04 or (ii) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal or state income tax purposes. The Owner Trustee shall not act upon instructions from the Owner if such instructions are contrary to this Agreement or the Basic Documents to which the Trust is a party or could result in a reduction or withdrawal of any rating assigned by any rating agency to any class of Investor Certificates.

          (b) The Owner Trustee shall not distribute any monies to the Depositor unless such monies are not required or needed to be distributed to any other party (other than the Trust or the Owner Trustee) under the Basic Documents. The Owner Trustee may conclusively rely upon a certificate from an Administrator to the foregoing effect.

     Section 6.6.   Delegation of Duties.

          (a) The Owner Trustee and the Trust hereby appoint the Administrators and the Administrators hereby agree to discharge all of each of the obligations and duties of the Owner Trustee or the Trust under this Agreement and the other Basic Documents; provided, that the Owner Trustee does not hereby delegate any power or duty to any Administrator that pursuant to Section 2.04 specifically contemplates the approval of the Owner Trustee.


          (b) The Depositor and the Owner Trustee are entitled to appoint or remove without cause any Administrator at any time.



                                  ARTICLE VII

                         CONCERNING THE OWNER TRUSTEE

     Section 7.1. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The

Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) the Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee;

     (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any Administrator or the Owner:

     (c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Trust Certificate (if any);

     (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificate, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Owner, other than as expressly provided for herein or expressly agreed to in the other Basic Documents;

     (f) the Owner Trustee shall not be liable for the default or misconduct of any Administrator or the D agreement, under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrators; and

     (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of the instructing party, unless such instructing party has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby; the right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

     Section 7.2. Furnishing of Documents. The Owner Trustee shall furnish to the Owner promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

     Section 7.3. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor and the Owners that:

     (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

     (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Estate resulting from actions by or claims against the Owner Trustee individually which are unrelated to this Agreement or the other Basic Documents.

     Section 7.4.   Reliance; Advice of Counsel.

     (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

     Section 7.5. Not Acting in Individual Capacity. Except as otherwise provided in this Article Seven, in accepting the trusts hereby created, Chase Manhattan Bank Delaware acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

     Section 7.6. Owner Trustee Not Liable for Trust Certificate or Receivables. The recitals contained herein and in the Trust Certificate (other than the signature of the Owner Trustee and the certificate of authentication on the Trust Certificate) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Basic Document or the Trust Certificate (other than the signature of the Owner Trustee and the certificate of authentication on the Trust Certificate and the representations and warranties in Section 7.03), or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any asset or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Owner under this Agreement, including, without limitation, the existence, condition and ownership of any Receivable; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Master Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation; or any action of the Administrator, the Trustee taken in the name of the Owner Trustee or the Trust.



                                 ARTICLE VIII

               COMPENSATION OF OWNER TRUSTEE AND ADMINISTRATORS

     Section 8.1. Owner Trustee's and Administrators' Fees and Expenses. The Owner Trustee and the Administrators shall receive as compensation for their services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor, the Owner Trustee and each of the Administrators, as the case may be, and the Owner Trustee and each Administrator, as the case may be, shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee and each Administrator may employ in connection with the exercise and performance of their respective rights and duties hereunder.

     Section 8.2. Indemnification. The Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee and the Administrators and their respective successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by or asserted against the Owner Trustee and the Administrators or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the second sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee, the Administrators or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's or any Administrator's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

     Section 8.3.   Payments to the Owner Trustee and the Administrators.
Any amounts paid to the Owner Trustee and the Administrators pursuant to this

Article shall be deemed not to be a part of the Trust Estate immediately after such payment.


                                  ARTICLE IX

                        TERMINATION OF TRUST AGREEMENT

     Section 9.1.   Termination of Trust Agreement.

     (a) This Agreement (other than Article Eight) and the Trust shall terminate and be of no further force or effect upon the earliest to occur of
(i) upon the filing of a certificate of dissolution or its equivalent with respect to the Trust; provided, however, that the Trust shall not terminate pursuant to this subsection until the repayment in full of the Investor Certificates; (ii) upon the entry of a decree of judicial dissolution of the Trust; (iii) before the issuance of the Trust Certificate, with the consent of the Depositor and the Owner Trustee; or (iv) the expiration of the term of the Trust on July 15, 2021. As soon as is practicable after the occurrence of an event referred to in Section 9.01(a), (i) the Depositor shall pay or make reasonable provision for the payment of all liabilities of the Trust, and (ii) the Owner Trustee shall file a certificate of cancellation with the Secretary of State of the State of Delaware, and thereupon the Trust shall terminate.

     (b) Except as provided in Section 9.01(a), neither the Depositor, nor any Owner shall be entitled to revoke or terminate the Trust.

     (c) Upon the happening of the events in Section 9.01(a), the Owner Trustee shall deliver to the Owner any part of the Trust Estate in its possession.

                                   ARTICLE X

            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

     Section 10.1. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of
Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least Baa3 by Moody's and A-1 by Standard & Poor's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Owner Trustee may not or may not have been, at any time within the past five years, an employee, officer, director, Affiliate or ten percent (10%) or more stockholder of the Depositor or any of its Affiliates. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

     Section 10.2. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and the Administrators. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Depositor may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator, may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

     The Depositor shall remove a Owner Trustee only for cause. For purposes of this Section, "cause" means (i) the willful refusal of an Owner Trustee substantially to perform its duties under this Agreement or (ii) illegal conduct or gross misconduct by a Owner Trustee that is willful and results in material and demonstrable damage to the business or assets of the Trust.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee.

     Section 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrators, and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrators and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrators shall mail notice thereof to the Owner and each Rating Agency. If the Administrators shall fail to mail such notice within ten days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrators.

     Section 10.4. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to Section 10.1.

     Section 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate, the Administrators and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Depositor to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Depositor may consider necessary or desirable. If the Administrators shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 except that such co-trustee or successor trustee shall have (or have a parent that has) a rating of at least Baa3 by Moody's and A-1 by Standard & Poor's, and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

     (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

     (c) the Administrators and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrators.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.



                                  ARTICLE XI

                                 MISCELLANEOUS

     Section 11.1.  Supplements and Amendments.

     (a) This Agreement may be amended by the Owner Trustee to cure any ambiguity, to correct or supplement any provisions in this Agreement or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement.

     (b) This Agreement may be amended by, and only be, a written instrument executed by the Owner Trustee and the Depositor and written confirmation from each rating agency rating a series of Investor Certificates that such amendment will not result in a reduction or withdrawal of any rating assigned by any such rating agency to any series of Investor Certificates, as applicable; provided that no such amendment may amend or delete any provision of Sections 2.04, 3.04, 10.02 and 11.01(b).

     (c) Prior to the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to the Administrators and each Rating Agency.

     (d) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

     (e) In connection with the execution of any amendment to this Agreement or any other Basic Document to which the Trust is a party and for which amendment the Owner Trustee's consent is sought, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

     Section 11.2. No Legal Title to Trust Estate in Owner. The Owner shall not have legal title to any part of the Trust Estate. The Owner shall be entitled to receive distributions with respect to its undivided ownership interest therein only in accordance with the Basic Documents. No transfer, by operation of law or otherwise, of any right, title or interest of the Owner to and in its ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

     Section 11.3. Limitations on Rights of Others. Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, Chase Manhattan Bank Delaware, the Depositor, the Owner, and the Administrators, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     Section 11.4. Notices. All demands, notices and communications under this Agreement shall be in writing personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt in the case of (a) the Owner Trustee, at the Owner Trustee Corporate Trust Office; (b) the Depositor, c/o Dillards, Inc., 5200 Las Vegas Blvd., Las Vegas, NV 89109; (c) the Certificate Registrar or the agent for the Owner Trustee, at the address indicated under the definition of "Owner Trustee Corporate Trust Office"; (d) the Administrators, c/o Dillards, Inc., 1600 Cantrell Road, Little Rock, AR 72201; or (e) as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     Section 11.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Trust Certificate or the rights of the Owner thereof.

     Section 11.6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Owner Trustee and their respective successors and permitted assigns and the Owner and its successors and permitted assigns, all as herein provided. Any request notice, direction, consent, waiver or other instrument or action by the Owner shall bind the successors and assigns of the Owner.

     Section 11.8.  No Petition.

     (a) The Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificate, this Agreement or any of the other Basic Documents.

     (b) The Owner Trustee, by entering into this Agreement, the Owner, by accepting the Trust Certificate, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor, or the Trust, or join in any institution against the Depositor, or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificate, this Agreement or any of the other Basic Documents.

     Section 11.9. No Recourse. The Owner by accepting the Trust Certificate acknowledges that the Trust Certificate represents a beneficial interest in the Trust only and does not represent an interest in or obligation of the Depositor, Chase Manhattan Bank Delaware, the Master Servicer, the Administrators, the Owner Trustee, or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificate or the other Basic Documents.

     Section 11.10. Certificate Nonassessable and Fully Paid. The Owner shall not be personally liable for obligations of the Trust. The interests represented by the Trust Certificate shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof pursuant to Section 3.03, the Trust Certificate shall be deemed fully paid.

     Section 11.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 11.12. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.13. Nature of Beneficial Interest. The beneficial interest represented by the Trust Certificate shall be a "security" for purposes of
Section 8-102 of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and the State of New York.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                    CONDEV NEVADA INC., as Depositor


                                    By: _______________________________________
                                    Name:______________________________________
                                    Title: ____________________________________




                                    CHASE MANHATTAN BANK
                                    DELAWARE, as Owner Trustee



                                    By: _______________________________________
                                    Name:  ____________________________________
                                    Title:  ___________________________________




                                    ___________________________________________
                                   James Freeman, as Administrator


                                   ____________________________________________
                                  David Helm, as Administrator

                                                                     EXHIBIT A
                            CERTIFICATE OF TRUST OF

                         DILLARD ASSET FUNDING COMPANY


     This Certificate of Trust of Dillard Asset Funding Company (the "Trust"), dated as of August 13, 1998, is being duly executed and filed by the undersigned, a Delaware corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.).

     1. Name. The name of the business trust formed hereby is Dillard Asset Funding Company.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration Department.

     3. Effective date. This Certificate of Trust shall be effective upon filing.


     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust pursuant to Section 3811(a) of the Delaware Business Trust Act, as of the date first above written.

                                    CHASE MANHATTAN BANK DELAWARE, not in its individual capacity but solely as Owner


                                    By: _____________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                                                     EXHIBIT B
                                  EXHIBIT "B"

                          [Form of Trust Certificate]

 THIS CERTIFICATE IS NON-TRANSFERABLE EXCEPT AS PROVIDED IN SECTION 3.04(a) OF
                             THE TRUST AGREEMENT


                         DILLARD ASSET FUNDING COMPANY
                               TRUST CERTIFICATE

     THIS CERTIFIES THAT Condev Nevada Inc., a Nevada corporation (the "Depositor"), is the registered owner of 100% beneficial interest in Dillard Asset Funding Company (the "Trust") formed pursuant to the Trust Agreement, dated as of August 1, 1998 (the "Trust Agreement"), by and among the Depositor, Chase Manhattan Bank Delaware, a Delaware banking corporation, as owner trustee (the "Owner Trustee") and the administrators named therein (the "Administrators"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Trust Agreement.

     This Trust Certificate is the duly authorized Trust Certificate designated as a Trust Certificate (the "Trust Certificate"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of acceptance hereof assents and by which such holder is bound. The Trust's only assets will be the Trust Estate.

     Distributions, if any, on this Trust Certificate shall be made as provided in the Trust Agreement by wire transfer without presentation or surrender of this Trust Certificate or the making of any notation hereon.

     The holder of this Trust Certificate acknowledges and agrees that Chase Manhattan Bank Delaware is executing this Trust Certificate solely in its capacity as Owner Trustee under the Trust Agreement and that Chase Manhattan Bank Delaware shall incur no liability in connection herewith except by reason of its own gross negligence or willful misconduct or for its own bad faith.

     Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Owner Trustee by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

     The beneficial interest represented by the Trust Certificate shall be a "security" for purposes of Section 8-102 of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and the State of New York.

     THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.


                    DILLARD ASSET FUNDING COMPANY
                    By: Chase Manhattan Bank Delaware, not in its individual capacity but solely as Owner Trustee


                    By:___________________________________________
                    Name:
                    Title:


Dated: August 14, 1998

                 OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is the Trust Certificate referred to in the within-mentioned Trust Agreement.


                          CHASE MANHATTAN BANK DELAWARE, not in its individual capacity but solely as Trustee



                          By:_____________________________________
                          Name:
                          Title:

                            Reverse of Certificate

     The Trust Certificate does not represent an obligation of, or an interest in, the Depositor, the Owner Trustee, the Administrators or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement. A copy of the Trust Agreement may be examined during the normal business hours at the office of the Owner Trustee set forth in
Section 2.02 of the Trust Agreement.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Owner (as defined in the Trust Agreement) under the Trust Agreement by written instrument executed by the Owner Trustee and the Depositor.

                                  ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers untO

_______________________________________________________________________________

_______________________________________________________________________________
                             (name and addess of assignee)

the within Trust Certificate and all rights thereunder, and h